                                                                   EXHIBIT 3.1
                                  RESTATED
                        CERTIFICATE OF INCORPORATION
                                     OF
                          LIPOSOME TECHNOLOGY, INC.



     Liposome Technology, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows: The original name of the corporation was Liposome Technology (Delaware), Inc. The original Certificate of Incorporation of this corporation was filed with the Delaware Secretary of State on February 13, 1987.

     1. This Restated Certificate of Incorporation restates and further amends the Certificate of Incorporation of this corporation to read as set forth herein.

     2. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby further amended and restated to read in full as follows:

     FIRST:  The name of this corporation is LIPOSOME TECHNOLOGY, INC.
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     SECOND:  The address of its registered office in the State of Delaware is
     ------
15 East North Street, Dover, Delaware 19901, County of Kent. The name of its registered agent at such address in Incorporating Services, Ltd.

     THIRD:  The nature of the business or purposes to be conducted or promoted
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is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:  The total number of shares of all classes of capital stock which
     ------
the corporation shall have authority to issue is Thirty Nine Million (39,000,000) shares, comprised of Thirty Five Million (35,000,000) shares of Common Stock with a par value of One One-Hundredth of One Cent ($.0001) per share (the "Common Shares") and Four Million (4,000,000) shares of Preferred Stock with a par value of One Cent ($.01) per share (the "Preferred Shares").

              Common Shares.  Subject in all cases to ARTICLE FIFTH, a
              -------------
statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Common Shares is as follows:

              4.1  Voting Rights.  Except as otherwise provided by law, the
                   -------------
holders of Common Shares shall have one vote for each Common Share on all matters submitted to a vote of the holders of this corporation's Common Shares.

              4.2  Distributions.  The holders of Common Shares shall receive,
                   -------------
out of any funds legally available therefore, distributions as declared thereon by the board of directors of this corporation. For purposes of this Restated Certificate of Incorporation, unless the context otherwise requires, distribution shall mean the transfer of cash or property to any holder of Common Shares without consideration, whether by way of dividend or otherwise, payable other than in Common Shares of this corporation; provided, however, that a repurchase of Common Shares shall not be deemed a distribution.

     FIFTH:  The Preferred Shares may be issued in one or more series at such
     -----
time or times and for such consideration or considerations as the board of directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as may be expressly provided in this Restated Certificate of Incorporation, including any certificate of designations for a series of Preferred Shares, different series of Preferred Shares shall not be construed to constitute different classes of shares for the purpose of voting by classes.

             The board of directors is expressly authorized, subject to the limitations prescribed by law and the provisions of this Restated Certificate of Incorporation, to provide for the issuance of all or any of the Preferred Shares in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the board of directors to create such series, and a certificate of designations setting forth a copy of said resolution or resolutions shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the board of directors with respect to each such series shall include without limitation of the foregoing the right to specify the number of shares of each such series and to authorize an increase or decrease in such number of shares and the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation;
(iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Shares; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the board of directors may deem advisable and as are not inconsistent with law and the provisions of this Restated Certificate of Incorporation.

     SIXTH:  The corporation is to have perpetual existence.
     -----

     SEVENTH:  In furtherance and not in limitation of the powers conferred by
     -------
the laws of the State of Delaware:

               A. The board of directors of the corporation is expressly authorized:

                   (i) To make, alter or repeal the by-laws of the corporation.

                   (ii) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

                   (iii) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                   (iv) By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of any committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Restated Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of the State of Delaware, recommending to the stockholders the sale, lease or exchange, of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.

                   (v) When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

              B. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

              C. The books of the corporation may be kept at such place within or without the State of Delaware as the by-laws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.

     EIGHTH:  Whenever a compromise or arrangement is proposed between this
     ------
corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     NINTH:  A director of the corporation shall not be personally liable to the
     -----
corporation or its stockholders for
monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     TENTH:
     -----

           A.  RIGHT OF INDEMNIFICATION
               ------------------------

               Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person
--------  -------
seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the board of directors of the corporation.
Such right shall be a contract
right and shall include the right to be paid by the corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or
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officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

     B.  RIGHT OF CLAIMANT TO BRING SUIT
         -------------------------------

          If a claim under Paragraph A of Article TENTH is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, and the burden of proving that such standards were met shall be on the claimant. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

     C.  NON-EXCLUSIVITY OF RIGHTS
         -------------------------

         The rights conferred on any person by Paragraphs A and B of Article TENTH shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         D.  INSURANCE
             ---------

             The corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     ELEVENTH:  The corporation reserves the right to amend or repeal any
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provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

     3. This Restated Certificate of Incorporation was duly adopted by the stockholders at the corporation's annual meeting of stockholders in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Liposome Technology, Inc. has caused this certificate to be signed by its officer duly authorized, and attested by its Secretary, this 28th day of June, 1991.


                                LIPOSOME TECHNOLOGY, INC.


                                By:  /s/ Nicolaos V. Arvanitidis
                                     -----------------------------
                                     Nicolaos V. Arvanitidis
                                     Chairman of the Board and Chief Executive
                                     Officer

ATTEST:


By:  /s/ Sally A. Davenport
     ---------------------------
     Sally A. Davenport
     Secretary

                     CERTIFICATE OF OWNERSHIP AND MERGER

                                     OF

                        SEQUUS PHARMACEUTICALS, INC.,
                           a Delaware corporation

                                    INTO

                         LIPOSOME TECHNOLOGY, INC.,
                           a Delaware corporation



IT IS HEREBY CERTIFIED THAT:

          1. LIPOSOME TECHNOLOGY, INC., (the "Corporation") is a business corporation of the State of Delaware.

          2. The Corporation is the owner of all of the outstanding shares of the stock of SEQUUS PHARMACEUTICALS, INC. (the "Subsidiary"), which is also a business corporation of the State of Delaware.

          3. On June 6, 1995, the Board of Directors of the Corporation adopted the following resolutions to merge the Subsidiary into the Corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware and in connection with this merger to change the corporate name of the Corporation to SEQUUS Pharmaceuticals, Inc.:

               WHEREAS, the Board of Directors of Liposome Technology, Inc. (the "Company") deems it to be in the best interest of the Company to cause the formation of a wholly-owned subsidiary of the Company to be named SEQUUS Pharmaceuticals, Inc. (the "Subsidiary"), as a Delaware corporation:

               WHEREAS, the Board of Directors of the Company deems it to be in the best interest of the Company to merge the Subsidiary with and into the Company;

               WHEREAS, the Board of Directors of the Company deems it to be in the best interest of the Company to change its name to SEQUUS Pharmaceuticals, Inc. upon the merger of the Subsidiary with and into the Company;

               NOW, THEREFORE, BE IT RESOLVED, that the officers of the Company take all actions necessary to form SEQUUS Pharmaceuticals, Inc. as a wholly-owned subsidiary of the Company;

               RESOLVED FURTHER, that after formation of the Subsidiary, the Subsidiary be merged with and into the Company, and that all of the estate, property, rights, privileges, powers and franchises of the Subsidiary be vested in and held and enjoyed by the Company as fully and entirely and without change or diminution as the same were before held and enjoyed by the Subsidiary in its name;

               RESOLVED FURTHER, that the Company shall assume all of the liabilities and obligations of the Subsidiary;

               RESOLVED FURTHER, that, by virtue of the merger and without any action on the part of the holder thereof, each issued and outstanding share of capital stock of the Subsidiary shall be cancelled and no consideration issued in respect thereof;

               RESOLVED FURTHER, that, by virtue of the merger and without any action on the part of the holders thereof, each issued and outstanding share of capital stock of the Company shall remain unchanged and continue to be such issued and outstanding share of capital stock of the Company;

               RESOLVED FURTHER, that the Company change its name to SEQUUS Pharmaceuticals, Inc. upon the merger of the Subsidiary with and into the Company;

               RESOLVED FURTHER, that this Company shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction for the purpose of effecting the foregoing resolutions;

               RESOLVED FURTHER, that the officers of the Company be, and each of them, singly and not jointly, hereby is, authorized and directed, in the name and on behalf of the Company, to take any action and to execute and deliver any instrument, document, certificate or agreement appropriate or desirable to carry out the intent and purposes of the foregoing resolutions, and such action, execution and delivery have been authorized by the Board of Directors of the Company, to be conclusively evidenced by either the taking of any such action or the execution and delivery of any such instrument; and

               RESOLVED FURTHER, that the authority and power given under the foregoing resolutions shall be deemed retroactive and any and all acts authorized thereunder performed prior to adoption of these resolutions be and they hereby are, in all respects, ratified, confirmed and approved.

     Executed as of June 26, 1995.



                              LIPOSOME TECHNOLOGY, INC.,
                              a Delaware corporation



                              By: /s/ Sally A. Davenport
                                  -------------------------------
                                  Sally A. Davenport, Secretary



                              By: /s/ Donald J. Stewart
                                  -------------------------------
                                  Donald J. Stewart,
                                  Vice President, Finance

                         CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION
                       OF SEQUUS PHARMACEUTICALS, INC.


     SEQUUS Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows: The original name of the corporation was Liposome Technology (Delaware), Inc. The original Certificate of Incorporation of this corporation was filed with the Delaware Secretary of State on February 13, 1987.

     1. This Certificate of Amendment of Certificate of Incorporation amends the Certificate of Incorporation of this corporation as set forth herein.

     2. The first sentence of Section 4 of the Certificate of Incorporation of this corporation is hereby deleted and replaced with the following:

     "The total number of shares of all classes of capital stock which the corporation shall have authority to issue is Forty-Nine Million (49,000,000) shares comprised of Forty-Five Million (45,000,000) shares of Common Stock with a par value of One One-Hundredth of One Cent ($.0001) per share (the "Common Shares") and Four Million (4,000,000) shares of Preferred Stock with a par value of One Cent ($.01) per share (the "Preferred Shares").

     3. This Certificate of Amendment of Certificate of Incorporation was duly adopted by the stockholders at the corporation's annual meeting of stockholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said SEQUUS Pharmaceuticals, Inc. has caused this certificate to be signed by its officer duly authorized, and attested by its Secretary, this 12th day of September, 1995.

                                    SEQUUS PHARMACEUTICALS, INC.



                                    By: /s/ I. Craig Henderson
                                        ----------------------------
                                      I. Craig Henderson
                                      Chief Executive Officer
                                      and Chairman of the Board


ATTEST:


By:/s/ Sally A. Davenport
   ------------------------
 Sally A. Davenport
 Secretary